Exhibit 99.1

GLOBAL SPAC PARTNERS CO.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Shareholders of Global SPAC Partners Co.

Opinion on the Balance Sheet

We have audited the accompanying balance sheet of Global SPAC Partners Co. (the Company) as of April 13, 2021, and the related notes. In our opinion, the balance sheet presents fairly, in all material respects, the financial position of the Company as of April 13, 2021, in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1, as of March 17, 2022, the date of this Amendment No. 1, the Company had $18,490 outside of the trust account and, if the Company is not able to consummate an initial business combination by April 13, 2022, it will trigger the Company’s automatic winding up, liquidation and dissolution. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management plans to address this uncertainty through a proposed business combination as discussed in Note 10. There is no assurance that the Company’s plans to consummate a business combination will be successful on or before April 13, 2022. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to that matter.

Basis for Opinion

The balance sheet is the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s balance sheet based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the balance sheet, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the balance sheet. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the balance sheet. We believe that our audit provides a reasonable basis for our opinion.

/s/ UHY LLP

We have served as the Company’s auditor since 2020.

New York, New York
May 14, 2021, except for Note 1, 2, 9 and 10 as to which the date is March 17, 2022

GLOBAL SPAC PARTNERS CO.

BALANCE SHEET

April 13, 2021

(AS RESTATED)

Assets:
Cash	$895,148
Prepaid expenses	196,050
Cash held in trust account	161,750,000
Total current assets	162,841,198
Total Assets	$162,841,198

Liabilities and Shareholders’ Equity
Accrued offering costs and expenses	$9,921
Units to be issued	150,000
Due to related party	2,000
Deferred underwriting discount	5,600,000
Total current liabilities	5,761,921
Warrant liabilities	16,211,838
Total Liabilities	$21,973,759

Commitments and Contingencies
Class A ordinary shares subject to possible redemption, 16,000,000 shares at redemption value	161,600,000

Shareholders’ Deficit:
Preference shares, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—
Class A ordinary shares, $0.0001 par value; 200,000,000 shares authorized; 675,000 issued and outstanding (excluding 16,000,000 shares subject to possible redemption)	68
Class B ordinary shares, $0.0001 par value; 20,000,000 shares authorized; 4,700,000 shares issued and outstanding (1)	470
Additional paid-in capital	-
Accumulated deficit	(20,733,099)
Total Shareholders’ Deficit	(20,732,561)

Total Liabilities and Shareholders’ Deficit	$162,841,198

(1)	Includes up to 600,000 Class B ordinary shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriter (see Note 9).

The accompanying notes are an integral part of the financial statement.

GLOBAL SPAC PARTNERS CO.

NOTES TO FINANCIAL STATEMENT

Note 1 — Organization and Business Operations

Global SPAC Partners Co. (the “Company”) is a newly organized blank check company incorporated as a Cayman Islands exempted company on August 6, 2020 formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities (the “initial business combination”). The Company has not selected any specific business combination target with respect to the initial business combination.

As of April 13, 2021, the Company had not commenced any operations. All activity for the period from August 6, 2020 (inception) through April 13, 2021 relates to the Company’s formation and the initial public offering (the “IPO”), which is described below. The Company will not generate any operating revenue until after the completion of its initial business combination, at the earliest. The Company has selected December 31 as its fiscal year end.

The Company’s sponsor is Global SPAC Sponsors LLC (formerly known as Global SPAC Partners Sponsors LLC), a Delaware limited liability company (the “Sponsor”).

The registration statement for the Company’s IPO was declared effective on April 8, 2021 (the “Effective Date”). On April 13, 2021, the Company consummated the IPO of 16,000,000 units (the “Public Units”), at $10.00 per Public Unit, generating gross proceeds of $160,000,000, which is discussed in Note 4.

Simultaneously with the closing of the IPO, the Company consummated the sale of 675,000 private units (the “Private Units”) at a price of $10.00 per Private Unit in a private placement to the Sponsor and I-Bankers Securities, Inc. (“I-Bankers”), generating total gross proceeds of $6,750,000.

Each Public Unit consists of (i) one subunit (the “Public Subunit”), which consists of one Class A ordinary share (the “Public Shares”) and one-quarter of one warrant (the “Public Warrants”), and (ii) one-half of one warrant (the “Public Warrants”); each whole warrant will be exercisable to purchase one Class A ordinary share. Each Private Unit also consists of (i) one subunit (the “Private Subunit”), which consists of one Class A ordinary share (the “Private Shares”) and one-quarter of one warrant (the “Private Warrants”), and (ii) one-half of one warrant (the “Private Warrants”).

Transaction costs amounted to $9,673,350 consisting of $3,200,000 of underwriting discount, $5,600,000 of deferred underwriting discount, and $873,350 of other offering costs. In addition, $895,148 of cash was held outside of the trust account (as defined below) and is available for working capital purposes as of April 13, 2021.

Following the closing of the IPO on April 13, 2021, $161,600,000 ($10.10 per Unit) from the net proceeds of the sale of the Public Units in the IPO and the sale of the Private Units was placed in a trust account (the “trust account”), which will be invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less or in any open-ended investment company that holds itself out as a money market fund meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company. Except with respect to interest earned on the funds held in the trust account that may be released to the Company to pay its tax obligations and up to $100,000 to pay dissolution expenses in the event that the Company is unable to consummate a business combination and must be liquidated, the proceeds from the IPO and the sale of the Private Units will not be released from the trust account until the earliest of (a) the completion of the Company’s initial business combination, (b) the redemption of any Public Subunits properly tendered in connection with a shareholder vote to amend the Company’s amended and restated memorandum and articles of association, and (c) the redemption of the Company’s Public Subunits if the Company is unable to complete the initial business combination within the combination period (as defined below), subject to applicable law. The proceeds deposited in the trust account could become subject to the claims of the Company’s creditors, if any, which could have priority over the claims of the Company’s public shareholders. An additional $150,000 was advanced by the Sponsor to the Company for the purchase of additional Private Units in the event that the underwriters’ over-allotment option is exercised. On April 14, 2021, the underwriters partially exercised the over-allotment option to purchase 750,000 Public Units and the $150,000 was used to purchase Private Units in the Private Placement that occurred simultaneously with the exercise of the over-allotment option (See Note 10).

The Company’s business combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in the trust account (less any deferred underwriting commissions and net of taxes payable) at the time of the signing of a definitive agreement to enter into a business combination.

The Company will have 12 months from the closing of the IPO to consummate a business combination (the “combination period”). However, if the Company is unable to complete its initial business combination within the combination period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Subunits, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (less up to $100,000 of interest to pay dissolution expenses and which interest shall be net of taxes payable) divided by the number of then outstanding Public Subunits, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining shareholders and Board of Directors, liquidate and dissolve, subject in each case to the Company’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless if the Company fails to complete the initial business combination within the combination period.

The Sponsor, affiliates, officers, directors, and I-Bankers have agreed (i) to waive their redemption rights with respect to their founder shares, Private Shares, representative shares and any Public Subunits they may hold in connection with the completion of the initial business combination and (ii) to waive their rights to liquidating distributions from the trust account with respect to their founder shares, Private Shares and representative shares if the Company fails to complete the initial business combination within the combination period (although they will be entitled to liquidating distributions from the trust account with respect to any Public Subunits they hold if the Company fails to complete the initial business combination within the combination period).

The Sponsor has agreed that it will be liable to the Company if and to the extent any claims by a third-party (other than the Company’s independent auditors) for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the trust account to below (i) $10.10 per Public Share or (ii) such lesser amount per Public Share held in the trust account as of the date of the liquidation of the trust account due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay taxes, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under the Company’s indemnity of the underwriters of the IPO against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third party claims. The Company has not independently verified whether the Sponsor has sufficient funds to satisfy their indemnity obligations and believes that the Sponsor’s only assets are securities of the Company. The Company has not asked the Sponsor to reserve for such obligations.

Risks and Uncertainties

On January 30, 2020, the World Health Organization (“WHO”) announced a global health emergency because of a new strain of coronavirus (the “COVID-19 outbreak”). In March 2020, the WHO classified the COVID-19 outbreak as a pandemic, based on the rapid increase in exposure globally. The full impact of the COVID-19 outbreak continues to evolve. The impact of the COVID-19 outbreak on the Company’s financial position will depend on future developments, including the duration and spread of the outbreak and related advisories and restrictions. These developments and the impact of the COVID-19 outbreak on the financial markets and the overall economy are highly uncertain and cannot be predicted. If the financial markets and/or the overall economy are impacted for an extended period, the Company’s financial position may be materially adversely affected. Additionally, the Company’s ability to complete an initial Business Combination may be materially adversely affected due to significant governmental measures being implemented to contain the COVID-19 outbreak or treat its impact, including travel restrictions, the shutdown of businesses and quarantines, among others, which may limit the Company’s ability to have meetings with potential investors or affect the ability of a potential target company’s personnel, vendors and service providers to negotiate and consummate an initial Business Combination in a timely manner. The Company’s ability to consummate an initial Business Combination may also be dependent on the ability to raise additional equity and debt financing, which may be impacted by the COVID-19 outbreak and the resulting market downturn. The financial statement does not include any adjustments that might result from the outcome of this uncertainty.

Liquidity and Capital Resources

As of April 13, 2021, the Company had approximately $895,148 of cash held outside its trust account for use as working capital.

The Company’s liquidity needs prior to the consummation of the IPO had been satisfied through a payment from the Sponsor of $25,000 (see Note 7) for the founder shares, the loan under an unsecured promissory note from the Sponsor of $300,000 (see Note 7) and advances from related parties of $47,197. The promissory note from the Sponsor and the advances from related parties were repaid in full at April 13, 2021. In addition, in order to finance transaction costs in connection with a business combination, the Sponsor or an affiliate of the Sponsor or certain of the Company’s officers and directors may, but are not obligated to, provide the Company working capital loans, as defined below (see Note 7). To date, there were no amounts outstanding under any working capital loans.

The Company anticipates that the $18,490 outside of the trust account as of March 17, 2022, the date of this Amendment No. 1, will not be sufficient to allow the Company to operate for at least the next 12 months, assuming that an initial business combination is not consummated during that time. Moreover, the Company may need to obtain additional financing to consummate the initial business combination but there is no assurance that new financing will be available to the Company on commercially acceptable terms. Furthermore, if the Company is not able to consummate an initial business combination by April 13, 2022, it will trigger the Company’s automatic winding up, liquidation and dissolution. These conditions raise substantial doubt about the Company’s ability to continue as a going concern.

Note 2 – Restatement of Balance Sheet

As a result of recent guidance to Special Purpose Acquisition Companies by the SEC regarding redeemable equity instruments, the Company revisited its application of ASC 480-10-S99 on the Company’s financial statements. The Company had previously classified a portion of its Public Subunits (and the underlying Class A ordinary shares) in permanent equity. Subsequent to the re-evaluation, the Company’s management concluded that all of its Public Subunits should be classified as temporary equity. The identified errors impacted the Company’s Form 8-K filing on May 14, 2021 containing the IPO balance sheet as of April 13, 2021 (the “Closing Form 8-K”). In accordance with SEC Staff Accounting Bulletin No. 99, “Materiality,” and SEC Staff Accounting Bulletin No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements;” the Company evaluated the errors and has determined that the related impacts were material. Accordingly, the Company is correcting such material errors through this Amendment No. 1 and classifying all Public Subunits as temporary equity.

Impact of the Restatement

The impact of the revision on the audited balance sheet as of April 13, 2021 is presented below.

	As Previously Reported	Adjustments	As Restated
Audited Balance Sheet as of April 13, 2021

Class A ordinary shares subject to redemption	$135,867,432	$25,732,568	$161,600,000
Class A ordinary shares, $0.0001 par value	322	(254)	68
Additional paid-in capital	5,961,518	(5,961,518)	-
Accumulated deficit	(962,303)	(19,770,796)	(20,733,099)
Total shareholders’ equity	5,000,007	(25,732,568)	(20,732,561)

Note 3 —Significant Accounting Policies

Basis of Presentation

The accompanying audited financial statement is presented in conformity with accounting principles generally accepted in the United States of America (“US GAAP”) and pursuant to the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”).

Emerging Growth Company Status

The company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, (the “Securities Act”), as modified by the Jumpstart our Business Startups Act of 2012, (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of financial statement in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statement. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of April 13, 2021.

Cash Held in Trust Account

At April 13, 2021, the assets held in the trust account were held in cash. At April 13, 2021, the Company had $161,750,000 in cash held in the trust account.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000. At April 13, 2021, the Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

Ordinary Shares (underlying the Public Subunits) Subject to Possible Redemption

The Company accounts for its ordinary shares (underlying the Public Subunits) subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Ordinary shares subject to mandatory redemption (if any) are classified as a liability instrument and are measured at fair value. Conditionally redeemable ordinary shares (including ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, ordinary shares are classified as shareholders’ equity. The Company’s ordinary shares feature certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly, ordinary shares subject to possible redemption are presented at redemption value of $10.10 per share as temporary equity, outside of the shareholders’ equity section of the Company’s balance sheet.

Offering Costs associated with the Initial Public Offering

Offering costs consist of underwriting, legal, accounting and other expenses incurred through the balance sheet date that are directly related to the IPO. The Company complies with the requirements of the ASC 340-10-S99-1 and SEC Staff Accounting Bulletin (“SAB”) Topic 5A - “Expenses of Offering”. Offering costs are allocated to the Public Warrants issued in the IPO based on its fair value at inception compared to the total IPO proceeds received. Offering costs associated with warrant liabilities are expensed, and offering costs associated with the Class A ordinary shares are allocated between permanent equity and temporary equity.

Fair Value of Financial Instruments

The Company follows the guidance in ASC 820, “Fair Value Measurement”, for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value on a non-recurring basis. The non-recurring fair value measurements are not applicable as of April 13, 2021.

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1 —	Valuations based on unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access. Valuation adjustments and block discounts are not being applied. Since valuations are based on quoted prices that are readily and regularly available in an active market, valuation of these securities does not entail a significant degree of judgment.

Level 2 —	Valuations based on (i) quoted prices in active markets for similar assets and liabilities, (ii) quoted prices in markets that are not active for identical or similar assets, (iii) inputs other than quoted prices for the assets or liabilities, or (iv) inputs that are derived principally from or corroborated by market through correlation or other means.

Level 3 —	Valuations based on inputs that are unobservable and significant to the overall fair value measurement.

The following table presents information about the Company’s liabilities that are measured at fair value on a recurring basis at April 13, 2021, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

	April 13,	Quoted Prices In Active Markets	Significant Other Observable Inputs	Significant Other Unobservable Inputs
	2021	(Level 1)	(Level 2)	(Level 3)
Liabilities:
Warrant liabilities	$16,211,838	$-	$-	$16,211,838

The fair value of the Company’s prepaid expenses, accrued offering costs and expenses, and due to related party approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature.

Derivative Financial Instruments

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with ASC Topic 815, “Derivatives and Hedging”. Derivative instruments are recorded at fair value at inception and re-valued at each reporting date, with changes in the fair value reported in the statements of operations. Derivative assets and liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement or conversion of the instrument could be required within 12 months of the balance sheet date.

FASB ASC 470-20, Debt with Conversion and Other Options addresses the allocation of proceeds from the issuance of convertible debt into its equity and debt components. The Company applies this guidance to allocate IPO proceeds from the Units between Class A ordinary shares and warrants, using the residual method by allocating IPO proceeds first to fair value of the warrants and then the Class A ordinary shares.

Income Taxes

The Company accounts for income taxes under ASC 740 Income Taxes (“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statement and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim period, disclosure and transition.

The Company is considered to be an exempted Cayman Islands company with no connection to any other taxable jurisdiction and is presently not subject to income taxes or income tax filing requirements in the Cayman Islands or the United States.

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statement.

Note 4 — Initial Public Offering

Public Units

Pursuant to the IPO on April 13, 2021, the Company sold 16,000,000 Public Units at a purchase price of $10.00 per Public Unit. Each Public Unit consists of (i) one Public Subunit, which consists of one Public Share and one-quarter of one Public Warrant, and (ii) one-half of one Public Warrant. Each whole exercisable Public Warrant entitles the holder to purchase one Class A ordinary share at a price of $11.50 per share. Each whole Public Warrant will become exercisable 30 days after the completion of the initial business combination and will expire five years after the completion of the initial business combination, or earlier upon redemption or liquidation.

Following the closing of the IPO on April 13, 2021, on a basis of $10.10 per unit, $161,600,000 from the net proceeds of the sale of the Public Units in the IPO and the sale of the Private Units was placed in a trust account, which will be invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less or in any open-ended investment company that holds itself out as a money market fund meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company.

The Company granted I-Bankers a 45-day option from the date of the IPO to purchase up to an additional 2,400,000 Public Units to cover over-allotments. On April 14, 2021, I-Bankers partially exercised the over-allotment option to purchase 750,000 Public Units, at a purchase price of $10.00 per Public Unit, generating gross proceeds to the Company of $7,500,000 (See Note 10).

Note 5 — Private Placement

Simultaneously with the closing of the IPO, the Sponsor and I-Bankers purchased an aggregate of 675,000 Private Units at a price of $10.00 per Private Unit, for an aggregate purchase price of $6,750,000, in a private placement (the “Private Placement”). Each Private Unit consists of (i) one Private Subunit, which consists of one Private Share and one-quarter of one Private Warrant, and (ii) one-half of one Private Warrant.

On April 14, 2021, simultaneous with the exercise of the over-allotment option, the Sponsor and I-Bankers purchased an aggregate of 22,500 additional Private Units, at a purchase price of $10.00 per Private Unit, generating gross proceeds to the Company of $225,000 (See Note 10).

Note 6 — Warrant Liabilities

The Public Warrant entitles the holder to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment as discussed herein. In addition, if (x) the Company issues additional Class A ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of the initial business combination at an issue price or effective issue price of less than $9.20 per ordinary share (with such issue price or effective issue price to be determined in good faith by the Company and in the case of any such issuance to the Sponsor or their affiliates, without taking into account any founder shares held by the initial holders or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 50% of the total equity proceeds, and interest thereon, available for the funding of the initial business combination on the date of the completion of the initial business combination (net of redemptions), and (z) the volume-weighted average trading price of the subunits or Class A ordinary shares, as the case may be, during the 20 trading day period starting on the trading day prior to the day on which the Company completes the initial business combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price described adjacent to “Redemption of warrants when the price per Class A ordinary share equals or exceeds $18.00” will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.

The warrants will become exercisable 30 days after the completion of the initial business combination, and will expire five years after the completion of the Company’s initial Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

Redemption of Public Warrants When the Class A Ordinary Share Equals or Exceeds $18.00

Once the warrants become exercisable, the Company may redeem the outstanding warrants:

●	in whole and not in part;

●	at a price of $0.01 per warrant;

●	upon a minimum of 30 days’ prior written notice of redemption (the “30-day redemption period”); and

●	if, and only if, the last sale price of the Class A ordinary share equals or exceeds $18.00 per share ( as adjusted for share sub-divisions, share capitalizations, rights issuances, subdivisions, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders.

The Company will not redeem the warrants unless a registration statement under the Securities Act covering the Class A ordinary shares issuable upon exercise of the warrants is effective and a current prospectus relating to those ordinary shares is available throughout the 30-day redemption period, except if the warrants may be exercised on a cashless basis and such cashless exercise is exempt from registration under the Securities Act. If and when the warrants become redeemable by the Company, the Company may not exercise its redemption right if the issuance of shares upon exercise of the warrants is not exempt from registration or qualification under applicable state blue sky laws or the Company is unable to effect such registration or qualification. The Company will use its best efforts to register or qualify such shares under the blue sky laws of the state of residence in those states in which the warrants were offered by the Company in the IPO.

If the Company calls the warrants for redemption as described above, the management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” the management will consider, among other factors, the Company’s cash position, the number of warrants that are outstanding and the dilutive effect on the shareholders of issuing the maximum number of Class A ordinary shares issuable upon the exercise of the warrants. In such event, each holder would pay the exercise price by surrendering the warrants for that number of Class A ordinary shares equal to the quotient obtained by dividing (x) the product of the number of Class A ordinary shares underlying the warrants, multiplied by the excess of the “fair market value” (defined below) over the warrant price  of the warrants by (y) the fair market value. The “fair market value” will mean the average closing price of the Class A ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.

The Private Units are identical to the Public Units sold in the IPO, subject to certain limited exceptions as described below. The Private Warrants will be non-redeemable by the Company and exercisable on a cashless basis so long as they are held by the Sponsor, its designees or its permitted transferees. If the Private Warrants are held by holders other than the Sponsor or its permitted transferees, the Private Warrants will be redeemable by the Company in all redemption scenarios and exercisable by the holders on the same basis as the Public Warrants.

The warrant agreement contains an Alternative Issuance provision that if less than 70% of the consideration receivable by the holders of the Class A ordinary shares in the Business Combination is payable in the form of shares in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following the Business Combination , and if the holders properly exercises the warrants within thirty days following the public disclosure of the consummation of the Business Combination by the Company, the warrant price shall be reduced by an amount equal to the difference of (i) the warrant price in effect prior to such reduction minus (ii) (A) the Per Share Consideration (as defined below) (but in no event less than zero) minus (B) the Black-Scholes Warrant Value (as defined below). The “Black-Scholes Warrant Value” means the value of a warrant immediately prior to the consummation of the Business Combination based on the Black-Scholes Warrant Model for a Capped American Call on Bloomberg Financial Markets (assuming zero dividends) (“Bloomberg”). “Per Share Consideration” means (i) if the consideration paid to holders of the Class A ordinary shares consists exclusively of cash, the amount of such cash per Class A ordinary share, and (ii) in all other cases, the volume weighted average price of the Class A ordinary shares as reported during the ten-trading day period ending on the trading day prior to the effective date of the Business Combination. The warrant agreement also contains a Tender Offer provision which provides that in the event of a tender or exchange offer made to and accepted by holders of more than 50% of the outstanding shares of the Company’s ordinary share, all holders of the warrants (both the Public Warrants and Private Warrants) would be entitled to receive cash for their warrants.

The Company accounted for the 12,506,250 warrants issued in connection with the IPO and Private Placement in accordance with the guidance contained in FASB ASC 815-40. Such guidance provides that, because the warrants do not meet the criteria for equity treatment thereunder, each warrant must be recorded as a liability.

The accounting treatment of derivative financial instruments requires that the Company recorded a derivative liability upon the closing of the IPO. The warrants were allocated a portion of the proceeds from the issuance of the Units equal to its fair value determined by the Monte Carlo simulation. The Company will reassess the classification at each balance sheet date. If the classification changes as a result of events during the period, the warrants will be reclassified as of the date of the event that causes the reclassification. The fair value of the liabilities will be re-measured at the end of every reporting period and the change in fair value will be reported in the statement of operations as a gain or loss on derivative financial instruments.

The estimated fair value of the warrants is determined using Level 3 inputs. Inherent in a Monte-Carlo simulation model are assumptions related to expected stock-price volatility (pre-merger and post-merger), expected term, dividend yield and risk-free interest rate. The Company estimates the volatility of its ordinary shares based on management’s understanding of the volatility associated with instruments of other similar entities. The risk-free interest rate is based on the U.S. Treasury Constant Maturity similar to the expected remaining life of the warrants. The expected life of the warrants is simulated based on management assumptions regarding the timing and likelihood of completing a business combination. The dividend rate is based on the historical rate, which the Company anticipates to remain at zero. Once the warrants become exercisable, the Company may redeem the outstanding warrants when the price per Class A ordinary shares equals or exceeds $18.00. The assumptions used in calculating the estimated fair values at the end of the reporting period represent the Company’s best estimate. However, inherent uncertainties are involved. If factors or assumptions change, the estimated fair values could be materially different.

The following table presents information about the Company’s liabilities that are measured at fair value on a recurring basis at April 13, 2021, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

Inputs	Public Warrant	Private Placement Warrant
Exercise price	$11.50	$11.50
Unit price	$10.00	$10.00
Volatility	14% pre-merger / 24.4% post-merger	14% pre-merger / 24.4% post-merger
Expected term of the warrants	5.96 years	5.96 years
Risk-free rate	1.07%	1.07%
Dividend yield	0	0

Note 7 — Related Party Transactions

Founder Shares

On August 7, 2020, the Company issued 5,750,000 Class B ordinary shares (the “founder shares”) to the Sponsor for $25,000, or approximately $0.00435 per share. Up to 750,000 shares are subject to forfeiture by the Sponsor depending on the extent to which the underwriter’s over-allotment option is exercised.

On September 17, 2020, the Sponsor transferred 50,000 founder shares each to Mr. Abedin and two former director nominees, at the same price of approximately $0.00435 per share, none of which are subject to forfeiture if the underwriters’ over-allotment is not exercised in full. The Sponsor subsequently repurchased the 100,000 founder shares from the two former director nominees and 25,000 founder shares from Mr. Abedin at the same price of approximately $0.00435 per share.

On March 5, 2021, the Sponsor transferred 25,000 founder shares to each of the other two directors including Mr. Jayesh Chandan and Mr. Amir Kazmi at the same price of approximately $0.00435 per share, none of which are subject to forfeiture if the underwriters’ over-allotment is not exercised in full. On April 8, 2021, the Sponsor returned to the Company for cancellation, at no cost, an aggregate of 1,150,000 founder shares. This resulted in an aggregate of 4,600,000 founder shares outstanding, of which up to 600,000 are subject to forfeiture by the Sponsor if the underwriters’ over-allotment is not exercised in full.

On April 14, 2021, I-Bankers partially exercised the over-allotment option to purchase 750,000 Public Units. As a result, 412,500 founder shares were forfeited on April 15, 2021 (See Note 10).

The initial shareholders have agreed not to transfer, assign or sell any of their founder shares for a period ending on the earlier of the six-month anniversary of the date of the consummation of the initial business combination and the date on which the closing price of the Class A ordinary share equals or exceeds $12.50 per share (as adjusted for share sub-divisions, share dividends, reorganizations and recapitalizations) for any 20 trading days within a 30-trading day period following the consummation of the initial business combination or earlier, in any case, if, following a business combination, the Company engages in a subsequent transaction (1) resulting in the shareholders having the right to exchange their shares for cash or other securities or (2) involving a consolidation, merger or similar transaction that results in change in the majority of the Board of Directors or management team in which the Company is the surviving entity. Notwithstanding the foregoing, in connection with an initial business combination, the initial holders may transfer, assign or sell their founder shares with the Company’s consent to any person or entity that agrees in writing to be bound by the transfer restrictions set forth in the prior sentence.

Due to Related Party

The balance of $2,000 represents the amount accrued for the administrative support services provided by Sponsor.

Units to be Issued

As of April 13, 2021, the Sponsor advanced $150,000 to the Company’s Trust Account in anticipation of the amount to be paid for the purchase of additional Private Units in the event the underwriters exercise their over-allotment option. On April 14, 2021, the underwriters partially exercised the over-allotment option to purchase 750,000 Public Units and the $150,000 was used to purchase Private Units in the Private Placement that occurred simultaneously with the exercise of the over-allotment option (See Note 10).

Related Party Loans

On August 7, 2020, the Company issued an unsecured promissory note to the Sponsor, pursuant to which the Company may borrow up to an aggregate principal amount of $300,000 to be used for a portion of the expenses of the IPO. This loan is non-interest bearing, unsecured and due at the earlier of June 30, 2021 or the closing of the IPO. The Company had drawn down $300,000 under the promissory note with the sponsor, and the promissory note was fully paid as of April 13, 2021.

In order to finance transactions costs in connection with a business combination, post the Company’s IPO, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required. If the Company completes a business combination, the Company would repay the working capital loans. In the event that a business combination does not close, the Company may use a portion of proceeds held outside the trust account to repay the working capital loans but no proceeds held in the trust account would be used to repay the working capital loans. Up to $1,500,000 of such loans may be convertible into units at a price of $10.00 per unit at the option of the lender at the time of the business combination. The units would be identical to the Private Units sold in the Private Placement.

Administrative Service Fee

The Company has agreed, commencing on the effective date of the Company’s registration statement for the IPO, to pay the affiliate of the Company’s CEO a monthly fee of an aggregate of $10,000 for office space, administrative and shared personnel support services. This arrangement will terminate upon completion of a business combination or the distribution of the trust account to the public shareholders. As of April 13, 2021, the Company has recorded $2,000 for the period from April 8, 2021 through April 13, 2021.

Note 8 — Commitments and Contingencies

Registration Rights

The holders of the founder shares, representative shares (as defined below), Private Units (including securities contained therein) and units (including securities contained therein) that may be issued upon conversion of loans made by the Sponsor or one of its affiliates, and their permitted transferees, will have registration rights to require the Company to register a sale of any of the securities held by them (in the case of the founder shares, only after conversion to the Class A ordinary shares) pursuant to a registration rights agreement signed on April 8, 2021. These holders will be entitled to make up to three demands, excluding short form registration demands, that the Company registers such securities for sale under the Securities Act. In addition, these holders will have “piggy-back” registration rights to include such securities in other registration statements filed by the Company and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act.

Underwriting Agreement

The Company granted I-Bankers (the “underwriter”) a 45-day option from the date of the IPO to purchase up to 2,400,000 additional units to cover over-allotments, if any.

On April 13, 2021, the Company paid an underwriting discount in aggregate of $3,200,000. Additionally, the underwriter will be entitled to a deferred underwriting discount of 3.5% of the gross proceeds of the IPO, or $5,600,000, upon the completion of the Company’s initial business combination subject to the terms of the underwriting agreement.

The Company also issued the underwriter 100,000 representative shares at $0.0001 per share upon the consummation of the IPO.

The underwriter has agreed that the deferred underwriting commissions will be reduced pro rata for redemptions from the trust account prior to completion of the initial business combination, up to a maximum reduction of 20%. In addition, the underwriter has agreed that the Company may allocate up to 30% of the net deferred underwriting commissions, after any reductions due to redemptions, to a firm or firms who assists the Company in connection with completing the initial business combination.

On April 14, 2021, the underwriter partially exercised the over-allotment option to purchase 750,000 Public Units and were paid an underwriting discount of $150,000.

Representative Shares

The Company issued to the underwriter 100,000 Class B ordinary shares (the “representative shares”) at $0.0001 per share upon the consummation of the IPO. The holders of the representative shares have agreed not to transfer, assign or sell any such shares without the Company’s prior consent until the completion of the Company’s initial business combination. In addition, the holders of the representative shares have agreed (i) to waive their redemption rights (or right to participate in any tender offer) with respect to such shares in connection with the completion of the Company’s initial business combination; (ii) to waive their rights to liquidating distributions from the trust account with respect to such shares if the Company fails to complete its initial business combination within the combination period; and (iii) to vote in favor of the initial business combination with respect to such shares if the Company submits the initial business combination to the public shareholders for a vote.

Note 9 — Shareholder’s Equity

Preference Shares — The Company is authorized to issue 1,000,000 preference shares with a par value of $0.0001 per share and with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of April 13, 2021, there were no preference shares issued or outstanding.

Class A Ordinary Shares — The Company is authorized to issue 200,000,000 Class A ordinary shares with a par value of $0.0001 per share. As of April 13, 2021, there were 675,000 Class A ordinary shares issued and outstanding, excluding 16,000,000 Class A ordinary shares subject to possible redemption.

Class B Ordinary Shares — The Company is authorized to issue 20,000,000 Class B ordinary shares with a par value of $0.0001 per share. As of April 13, 2021, there were 4,700,000 Class B ordinary shares issued and outstanding, which comprised of 4,600,000 founder shares and 100,000 representative shares. Up to an aggregate of 600,000 founder shares are subject to forfeiture to the company for no consideration to the extent that the underwriter’s over-allotment option is not exercised in full or in par. On April 14, 2021, I-Bankers partially exercised the over-allotment option to purchase 750,000 Public Units. As a result, 412,500 founder shares were forfeited on April 15, 2021.

Class A ordinary shareholders and Class B ordinary shareholders of record are entitled to one vote for each share held on all matters to be voted on by shareholders and vote together as a single class, except as required by law; provided, that holders of the Class B ordinary shares will have the right to appoint all of the Company’s directors prior to the initial business combination and holders of the Class A ordinary shares will not be entitled to vote on the appointment of directors during such time.

The Class B ordinary shares will automatically convert into Class A ordinary shares at the time of the initial business combination on a one-for-one basis, subject to adjustment for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like.

Note 10 — Subsequent Events

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to May 14, 2021, the date that the financial statement was issued. Other than described below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statement.

On April 14, 2021, the underwriter partially exercised the over-allotment option to purchase 750,000 Public Units and was paid an underwriting discount of $150,000. Pursuant to the underwriter’s partial exercise of the over-allotment option on April 14, 2021, the Sponsor and I-Bankers purchased an additional 22,500 Private Units.

On April 15, 2021, the underwriter closed its over-allotment option to purchase additional units in connection with the IPO and, as a result, the Sponsor forfeited 412,500 founder shares.

On December 21, 2021, the Company entered into a business combination agreement with Gorilla Technology Group Inc. (“Gorilla”), a company that focuses on Edge analytics AI solutions, pursuant to which the two companies agreed to consummate a business combination. The total consideration to be paid by the Company to Gorilla is $650 million in equity of the Company

On January 10, 2022, the Company filed a Form PREM14A containing the registration statement filed by Gorilla with respect to the merger between the Company and Gorilla (the “Registration Statement”).

On February 10, 2022, the Company entered into a series of subscription agreements with certain accredited investors (the “PIPE Investors”) providing for the purchase by the PIPE Investors at the effective time of the initial business combination an aggregate of 5 million of the Company’s subunits at a price per subunit of $10.10, for anticipated gross proceeds to the Company of $50.5 million.

On February 18, 2022, the Company filed a Form PRER14A containing Amendment No. 1 to the Registration Statement to address comments Gorilla received from the SEC on February 10, 2022, regarding the Registration Statement.

On March 15, 2022, the Company filed a Form PRER14A containing Amendment No. 2 to the Registration Statement to address comments Gorilla received from the SEC on March 8, 2022, regarding the Registration Statement.